Exhibit 99.5

SEND OVERNIGHT PACKAGES TO:
Heritage Financial Group, Inc.
Stock Order Processing Center
10 South Wacker, Suite 3400
Chicago, IL 60606
(__) __-___

ORDER DEADLINE: The Subscription Offering ends at 12:00 p.m., Eastern Time, on _______________, 2010. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided, or by delivering your order in person at any one of HeritageBank of the South’s branch offices.  Faxes or copies of this form will not be accepted. Heritage Financial Group, Inc. reserves the right to accept or reject improper order forms.

(1) Number of Shares	Price Per Share	(2) Total Amount Due
	x $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 50,000 ($500,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 100,000 shares ($1,000,000). Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of Heritage Financial Group, Inc. is greater than 5% of the shares to be issued and outstanding at the completion of the conversion.

(3a) Method of Payment- Check or Money Order Enclosed is a personal check, bank check or money order made payable to Heritage Financial Group, Inc.					(4)	Purchaser Information (check one)

				$.00	a.	☐
Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with HeritageBank of the South as of December 31, 2008. Enter information in Section 9 for all deposit accounts that you had at HeritageBank of the South on _________.

(3b) Method of Payment- Deposit Account Withdrawal
HeritageBank of the South Deposit Account Number(s)				Withdrawal Amount(s)	b.	☐
Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with HeritageBank of the South as of June 30, 2010 but were not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at HeritageBank of the South as of ___________.

MARK THE	Savings	☐
ACCOUNT
TYPE	CD	☐		$.00
MARK THE ACCOUNT TYPE	Savings	☐			c.	☐
Other Depositors - Check here if you were a depositor of HeritageBank of the South as of ___, 2010, who were not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder categories.

	CD	☐		$.00
MARK THE					d.	☐	Local Community – Natural persons residing in the counties in Georgia or Florida in which HeritageBank of the South maintains a banking office
	Savings	☐
ACCOUNT TYPE					e.	☐	Heritage Financial Group, Inc. public stockholders as of _____, 2010
	CD	☐		$.00
			Total Withdrawal	$.00
					f.	☐	General Public
(5) Check if you (or a household family member) are a: ☐ Director or Officer of HeritageBank of the South/Heritage Financial Group, Inc. ☐ Employee of HeritageBank of the South/Heritage Financial Group

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Section 1 of the Stock Order Form Instructions provided.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.  See reverse side of this form for further details.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8) Stock Registration - Please Print Legibly and Fill Out Completely: (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)
☐	Individual	☐	Individual Retirement Account	☐	Corporation
☐	Joint Tenants	☐	Uniform Transfer to Minors Act	☐	Partnership
☐	Tenants in Common	☐	Uniform Gift to Minors Act	☐	Trust - Under Agreement Dated __________
Name				SS# or Tax ID
Name				SS# or Tax ID
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with HeritageBank of the South in the box below. SEE THE STOCK ORDER FORM INSTRUCTION GUIDE FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering. Attach a separate page if additional space is needed.

NAMES ON ACCOUNTS	ACCOUNT NUMBER

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

(10) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by Heritage Financial Group, Inc. no later than 12:00 p.m., Eastern Time, on ________ __, 2010, otherwise this form and all of my subscription rights will be void. (continued on reverse side of form)

*** ORDER NOT VALID UNLESS SIGNED ***
ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL
Signature	Date	Signature	Date

For Internal Use Only
REC’D _________ CHECK# _________ $_________ CHECK# _________ $_________ BATCH # _________ ORDER # ___________ CATEGORY _________

(7) Associates/Acting In Concert (continued from front side of Stock Order Form)

Associate – The term “associate” of a person means:
1)
Any corporation or organization, other than Heritage Financial Group, Inc., Heritage Financial Group, Heritage MHC, HeritageBank of the South, or a majority-owned subsidiary of HeritageBank of the South, of which the person is a senior officer, partner or 10% beneficial stockholder;

2)
Any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

3)	Any blood or marriage relative of the person, who either lives in the same home as the person or who is a director or officer of Heritage Financial Group, Inc. or HeritageBank of the South.

Acting in Concert – The term “acting in concert” means:
1)	Knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
2)
A combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more information on purchase limitations and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgment, Certification and Signature (continued from, AND TO BE SIGNED, on the front side of Stock Order Form)

I agree that after receipt by Heritage Financial Group, Inc., this Stock Order Form may not be modified or cancelled without Heritage Financial Group, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $500,000 for any individual person, or $1,000,000 overall purchase limitation for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined, as set forth in the Prospectus dated _________ __, 2010.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering.  Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY HERITAGE FINANCIAL GROUP, INC. OR HERITAGEBANK OF THE SOUTH OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Consumer Response Center at (___) ___-____.

I further certify that, before purchasing the common stock of Heritage Financial Group, Inc., I received the Prospectus dated ________ __, 2010, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page __, which risks include but are not limited to the following:

1.
The United States economy remains weak and unemployment levels are high.  A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.

2.
The recent economic recession has been more severe in our primary market areas of southern Georgia and north central Florida and if those local economic conditions continue to deteriorate, our results of operations and financial condition could be impacted adversely as borrowers’ ability to repay loans declines and the value of the collateral securing loans decreases.

3.	Our growth plans, particularly through expansion of our branch network, may not be successful if we fail to manage our growth effectively.
4.	We have engaged in one FDIC-assisted transaction and may engage in more such transactions in the future, which could present additional risks to our financial condition and earnings.
5.	Purchased loans carry a greater level of risk than loans originated by us.
6.	Our loan portfolio possesses increased risk due to our percentage of commercial real estate and commercial business loans.
7.	Our consumer loan portfolio possesses increased risk.
8.	Our business may be affected adversely by credit risk associated with residential property.
9.	We are subject to credit risks in connection with the concentration of adjustable rate loans in our portfolio.
10.	If our non-performing assets increase, our earnings will suffer.
11.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
12.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.
13.	Changes in interest rates could adversely affect our results of operations and financial condition.
14.	Our strategies to modify our interest rate risk profile may be difficult to implement.
15.	A tightening of credit markets and liquidity risk could impair our ability to fund operations and jeopardize our financial condition.
16.	Our securities portfolio may be negatively impacted by fluctuations in market value and interest rates, which may have an adverse effect on our financial condition.
17.	Higher Federal Deposit Insurance Corporation insurance premiums and special assessments will adversely affect our earnings.
18.	If we are unsuccessful in raising additional capital now or in the future, our financial condition, results of operations and business prospects may be adversely affected.
19.	Strong competition within our market area may limit our growth and profitability.
20.	System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.
21.	The future price of the shares of Heritage Financial Group common stock may be less than the $10.00 purchase price per share in the offering.
22.	You may not revoke your decision to purchase Heritage Financial Group common stock in the subscription or community offering after you send us your subscription.
23.	We have broad discretion to deploy our net proceeds and our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.
24.	Our return on equity initially will be low compared to our historical performance. A lower return on equity may impact the trading price of our common stock negatively.
25.	The ownership interest of management and employees could enable insiders to prevent a merger that may provide stockholders a premium for their shares.
26.	The implementation of the stock-based incentive plan may dilute your ownership interest.
27.	Additional expenses from the compensation and benefit expenses associated with the implementation of any new stock-based incentive benefit plan will affect our profitability adversely.
28.	Various factors may make takeover attempts more difficult to achieve.
29.	There may be a decrease in shareholders’ rights for existing shareholders of HFG.

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

HERITAGEBANK OF THE SOUTH Stock Order Form Instructions Stock Information Center: (___)___-____

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 – Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares.  Generally, the maximum purchase for any person is 25,000 shares (25,000 shares x $10.00 per share = $250,000). No person, together with “associates”, as defined in the prospectus, and persons “acting in concert”, as defined in the prospectus, may purchase more than 50,000 shares (50,000 shares x $10.00 per share = $500,000) of the common stock offered in the stock offering. Current stockholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of Heritage Financial Group, Inc. is greater than 5% of the shares of common stock of Heritage Financial Group, Inc. to be issued and outstanding at the completion of the conversion. For additional information, see “The Conversion and Offering - Limitations on Common Stock Purchases” in the prospectus.

Item 3a – Payment for shares may be made by check, bank draft or money order payable to Heritage Financial Group, Inc. Your funds will earn interest at HeritageBank of the South’s statement savings rate until the stock offering is completed.

Item 3b - To pay by withdrawal from a savings account or certificate of deposit at HeritageBank of the South insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature boxes on the front of the Stock Order Form. To withdraw from an account with checking privileges, please write a check. HeritageBank of the South will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion or termination of the transaction.

Item 4 - Please check the appropriate box to tell us the earliest of the three depositor dates that apply to you, or the local community, existing stockholder or general public boxes if you were not a depositor on any of the key dates.

Item 5 - Please check one of these boxes if you are a director, officer or employee of HeritageBank of the South, Heritage Financial Group, Heritage Financial Group, Inc., or a member of such person’s household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated __________, 2010, please see the section entitled “The Conversion and Offering - Limitations on Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 - The stock transfer industry has developed a uniform system of stockholder registrations that we will use in the issuance of Heritage Financial Group, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (___) ___-____. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 9 – You should list any qualifying accounts that you have or may have had with HeritageBank of the South in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s).  If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 - Sign and date the form where indicated. Before you sign please read both sides of the Stock Order and Certification Form carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated ___________, 2010 carefully before making an investment decision.

Should you have any questions, please call our Stock Information Center at (___) ___-____, Monday through Friday, from 9:00 a.m. to 5:00 p.m., Eastern Time, except bank holidays. You can also stop into our main office at 721 North Westover Blvd. to speak with a designated stock center representative on Monday from noon until 4pm, Tuesday through Thursday from 9am until 4pm and Friday from 9am until 3pm.

(See Reverse Side for Stock Ownership Guide)

HERITAGEBANK OF THE SOUTH Stock Ownership Guide Stock Information Center: (___)___-____

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at HeritageBank of the South. The stock cannot be held in your HeritageBank of the South account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:
On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers To Minors Act - For residents of Illinois and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:
On Name Line 1 – print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-GA(or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D.  To have depositor subscription rights, the Corporation/Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Should you have any questions, please call our Stock Information Center at (___) ___-____, Monday through Friday, from 9:00 a.m. to 5:00 p.m., Eastern Time, except bank holidays. You can also stop into our main office at 721 North Westover Blvd. to speak with a designated stock center representative on Monday from noon until 4pm, Tuesday through Thursday from 9am until 4pm and Friday from 9am until 3pm.

(See Reverse Side for Stock Order Form Instructions)